                              [BELDEN LETTERHEAD]

NEWS RELEASE

                                                                    EXHIBIT 99.1
FROM:       BELDEN
            DEE JOHNSON
            314.854.8054


FOR IMMEDIATE RELEASE -- OCTOBER 26, 2006



BELDEN ANNOUNCES THIRD QUARTER RESULTS

OPERATING PROFIT EXCLUDING CHARGES IS 11.2 PERCENT, ADJUSTED EPS $0.54

ST. LOUIS, MISSOURI -- Belden (NYSE:BDC) today announced that revenue for the third quarter ended September 24, 2006, was $385.6 million and operating income was $35.6 million. Income from continuing operations was $24.4 million, or $0.50 per diluted share. The quarterly revenue increase of 21.8 percent from the prior-year third quarter revenue included 2.3 percent favorable currency translation.

During the quarter, Belden recorded $7.7 million pretax in severance and asset impairment charges associated with previously announced restructuring activities in Europe and North America. The Company also recorded a one-time tax benefit of $4.7 million for the favorable resolution of prior-period tax contingencies. In the third quarter of 2005, the Company incurred pretax charges of $9.7 million for asset impairment and severance, executive succession, and merger integration and recorded a one-time tax benefit of $0.9 million.

Adjusted for the charges, operating income increased 56.3 percent year over year to $43.3 million in the third quarter 2006. As a percent of revenue, operating income thus adjusted was 11.2 percent in the third quarter of 2006, compared with 8.7 percent in the third quarter of 2005. Adjusted for the charges and the tax items, diluted income per share from continuing operations was $0.54 in the third quarter of 2006, a 63.6 percent increase from $0.33 in the third quarter of 2005. See the attached schedule, Adjusted Operating Results, for a reconciliation of adjusted results to GAAP results.


YEAR-TO-DATE RESULTS

Year to date revenue of $1.12 billion increased 22.2 percent compared with $914 million in the first three quarters of 2005, including a favorable currency impact of $7.7 million, or 0.8 percent. Operating income year to date was $99.4 million, and income from continuing operations was $60.9 million, or $1.26 per diluted share.

MANAGEMENT COMMENT

"We are excited to see our strategic initiatives beginning to bear fruit," said John Stroup, President and Chief Executive Officer of Belden. "Through our product portfolio management activities, we improved our operating income while deliberately curtailing some less profitable sales. As we expected, our profitability in Europe improved, and we announced further steps in our European restructuring. During the period, we launched a new look for the Belden product brand and transitioned our corporate identity graphics from the post-merger Belden CDT to Belden. And in the enterprise market, we introduced the Belden Wireless Solution."

ITEMS OF NOTE

Items of special note for the quarter include the following:

     - On August 4, John Stroup and other members of the senior leadership team presented Belden's strategic plan and a business overview to an audience of analysts and institutional investors in New York. The slides and audio presentation are available at http://investor.belden.com/MediaList.cfm.

     - Gray Benoist joined Belden as Vice President, Finance and Chief Financial Officer.

     -    Cash flow provided by operations exceeded $42 million in the quarter.

OUTLOOK

"We are reiterating our outlook for the remainder of the year," Mr. Stroup said. "We expect to report earnings per diluted share from continuing operations of $0.43 to $0.48 for the fourth quarter of this year, which would bring our annual result to $1.69 to $1.74. These estimates include expected severance charges of approximately $0.01 per share in the fourth quarter from the continuing implementation of our previously announced restructuring actions and $0.15 during the first three quarters for the net effect of severance costs, asset impairment charges, accelerated depreciation and the one-time tax benefit."

FORWARD-LOOKING STATEMENTS

Statements in this release, including those under "Outlook," other than historical facts are "forward-looking statements" made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on forecasts and projections about the industries served by the Company and about general economic conditions. They reflect management's beliefs and expectations. They are not guarantees of future performance and they involve risk and uncertainty. The Company's actual results may differ materially from these expectations. Some of the factors that may cause actual results to differ from the Company's expectations include demand for the Company's products; the cost and availability of materials including copper, plastic compounds derived from fossil fuels, and other materials; energy costs; the degree to which the Company will be able to compensate for rising costs through the pricing of its products; the Company's ability to implement its announced restructuring plans; the Company's ability to rationalize production as it reduces working capital; and other factors. For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 16, 2006. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, or to continue the practice of providing earnings guidance such as that found under the above heading "Outlook."

ABOUT BELDEN

Belden is a leader in the design, manufacture, and marketing of signal transmission products for data networking and a wide range of specialty electronics markets including entertainment, industrial, security and aerospace applications. To obtain additional information contact Investor Relations at 314-854-8054, or visit our website at www.belden.com.

CONTACT:    Belden
            Dee Johnson, Director of Investor Relations
            314-854-8054

The following schedules are provided:

     - Comparative condensed consolidated statements of operations for the three- and nine-month periods ended September 24, 2006, and September 25, 2005.

     -    Segment results for the same periods.

     - Condensed consolidated balance sheets as of September 24, 2006, and December 31, 2005.

     - A supplemental schedule of adjusted consolidated results for the quarter and year to date, excluding charges for severance, asset impairment, accelerated depreciation, executive succession, merger-related costs, and nonrecurring tax benefits.

BELDEN CDT INC.
--------------------------------------------------------------------------------
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

================================================================================

                                                       THREE MONTHS ENDED                        NINE MONTHS ENDED
                                          SEPTEMBER 24, 2006     SEPTEMBER 25, 2005    SEPTEMBER 24, 2006     SEPTEMBER 25, 2005
                                          ------------------     ------------------    ------------------     ------------------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)

Revenues                                     $   385,581            $   316,480            $ 1,117,054           $   914,186
Cost of sales                                   (296,208)              (242,478)              (862,089)             (705,123)
                                             -----------            -----------            -----------           -----------
   Gross profit                                   89,373                 74,002                254,965               209,063
Selling, general and administrative              (51,234)               (47,974)              (150,706)             (152,025)
expenses
Asset impairment                                  (2,522)                (8,010)                (4,883)               (8,010)
                                             -----------            -----------            -----------           -----------
   Operating income                               35,617                 18,018                 99,376                49,028
Interest expense                                  (3,056)                (3,610)               (10,549)              (11,286)
Interest income                                    1,971                  1,367                  4,610                 3,441
Minority interest                                    (82)                  (215)                  (551)                 (551)
                                             -----------            -----------            -----------           -----------
   Income from continuing operations              34,450                 15,560                 92,886                40,632
   before taxes
Income tax expense                               (10,064)                (6,442)               (32,036)              (15,274)
                                             -----------            -----------            -----------           -----------
   Income from continuing operations              24,386                  9,118                 60,850                25,358
Loss from discontinued operations,
  net of tax                                           -                 (3,053)                (1,330)               (2,648)
Gain (loss) on disposal of discontinued
  operations, net of tax                               -                      -                 (4,298)               15,163
                                             -----------            -----------            -----------           -----------
   Net income                                $    24,386            $     6,065            $    55,222           $    37,873
                                             ===========            ===========            ===========           ===========

Weighted average number of common
  shares and equivalents:
  Basic                                           43,513                 45,540                 43,044                46,518
  Diluted                                         50,527                 52,213                 49,964                53,167

Basic income (loss) per share:
  Continuing operations                      $      0.56            $      0.20            $      1.41           $      0.54
  Discontinued operations                              -                  (0.07)                 (0.03)          $     (0.06)
  Disposal of discontinued operations                  -                      -                  (0.10)          $      0.33
  Net income                                        0.56                   0.13                   1.28           $      0.81

Diluted income (loss) per share:
  Continuing operations                      $      0.50            $      0.19            $      1.26           $      0.52
  Discontinued operations                              -                  (0.06)                 (0.03)                (0.05)
  Disposal of discontinued operations                  -                      -                  (0.08)                 0.28
  Net income                                        0.50                   0.13                   1.15                  0.75

Dividends declared per share                 $      0.05            $      0.05            $      0.15           $      0.15

BELDEN CDT INC.
--------------------------------------------------------------------------------
SEGMENT INFORMATION
(Unaudited)


================================================================================
(in thousands)

                                            EXTERNAL                                         OPERATING
                                            CUSTOMER       AFFILIATE          TOTAL            INCOME
THREE MONTHS ENDED SEPTEMBER 24, 2006       REVENUES        REVENUES        REVENUES           (LOSS)
----------------------------------------  -----------     -----------      -----------      -----------
                                                                 (IN THOUSANDS)

Belden Americas                           $   205,192     $    15,107      $   220,299      $    35,278
Specialty Products                             66,244           8,525           74,769           11,746
Europe                                         95,569           2,618           98,187              170
Asia Pacific                                   18,576               -           18,576            1,386
                                          -----------     -----------      -----------      -----------
    Total Segments                            385,581          26,250          411,831           48,580
Finance and Administration                          -               -                -           (8,087)
Eliminations                                        -         (26,250)         (26,250)          (4,876)
                                          -----------     -----------      -----------      -----------
    Total Continuing Operations           $   385,581     $         -      $   385,581      $    35,617
                                          ===========     ===========      ===========      ===========

THREE MONTHS ENDED SEPTEMBER 25, 2005
----------------------------------------

Belden Americas                           $   159,374     $    16,505      $   175,879      $    28,820
Specialty Products                             63,527           4,940           68,467            4,502
Europe                                         80,845           1,840           82,685           (3,959)
Asia Pacific                                   12,734               -           12,734            1,237
                                          -----------     -----------      -----------      -----------
    Total Segments                            316,480          23,285          339,765           30,600
Finance and Administration                          -               -                -           (8,274)
Eliminations                                        -         (23,285)         (23,285)          (4,308)
                                          -----------     -----------      -----------      -----------
    Total Continuing Operations           $   316,480     $         -      $   316,480      $    18,018
                                          ===========     ===========      ===========      ===========

NINE MONTHS ENDED SEPTEMBER 24, 2006
----------------------------------------

Belden Americas                           $   600,388     $    48,821      $   649,209      $   104,107
Specialty Products                            200,544          22,740          223,284           28,146
Europe                                        269,082           6,627          275,709             (901)
Asia Pacific                                   47,040               -           47,040            4,319
                                          -----------     -----------      -----------      -----------
    Total Segments                          1,117,054          78,188        1,195,242          135,671
Finance and Administration                          -               -                -          (21,128)
Eliminations                                        -         (78,188)         (78,188)         (15,167)
                                          -----------     -----------      -----------      -----------
    Total Continuing Operations           $ 1,117,054     $         -      $ 1,117,054      $    99,376
                                          ===========     ===========      ===========      ===========

NINE MONTHS ENDED SEPTEMBER 25, 2005
----------------------------------------

Belden Americas                           $   454,033     $    57,905      $   511,938      $    66,376
Specialty Products                            179,397          13,032          192,429           20,552
Europe                                        244,217           6,367          250,584             (492)
Asia Pacific                                   36,539               -           36,539            1,766
                                          -----------     -----------      -----------      -----------
    Total Segments                            914,186          77,304          991,490           88,202
Finance and Administration                          -               -                -          (25,708)
Eliminations                                        -         (77,304)         (77,304)         (13,466)
                                          -----------     -----------      -----------      -----------
    Total Continuing Operations           $   914,186     $         -      $   914,186      $    49,028
                                          ===========     ===========      ===========      ===========

BELDEN CDT INC.
--------------------------------------------------------------------------------
CONDENSED CONSOLIDATED BALANCE SHEETS

================================================================================

                                                                            SEPTEMBER 24, 2006     DECEMBER 31, 2005
                                                                            ------------------     -----------------
                                                                                (UNAUDITED)
                                                    ASSETS                               (IN THOUSANDS)

Current assets:
 Cash and cash equivalents                                                      $   190,576            $   134,638
 Receivables                                                                        230,660                195,018
 Inventories                                                                        251,743                245,481
 Deferred income taxes                                                               28,407                 27,845
 Other current assets                                                                 7,748                  8,015
 Current assets of discontinued operations                                                -                 56,997
                                                                                -----------            -----------
  Total current assets                                                              709,134                667,994

Property, plant and equipment, less accumulated                                     274,568                287,778
depreciation
Goodwill, less accumulated amortization                                             274,185                272,290
Other intangibles, less accumulated amortization                                     71,245                 72,459
Other long-lived assets                                                              19,612                  6,214
                                                                                -----------            -----------
                                                                                $ 1,348,744            $ 1,306,735
                                                                                ===========            ===========

                                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable and accrued liabilities                                       $   207,571            $   216,736
 Current maturities of long-term debt                                                15,000                 59,000
 Current liabilities of discontinued operations                                           -                 13,342
                                                                                -----------            -----------
  Total current liabilities                                                         222,571                289,078

Long-term debt                                                                      157,000                172,051
Postretirement benefits other than pensions                                          35,259                 33,167
Deferred income taxes                                                                81,954                 73,851
Other long-term liabilities                                                          14,143                 17,166
Minority interest                                                                     7,070                  7,914
Stockholders' equity:
 Preferred stock                                                                          -                      -
 Common stock                                                                           503                    503
 Additional paid-in capital                                                         585,061                540,430
 Retained earnings                                                                  339,574                290,870
 Accumulated other comprehensive income (loss)                                       17,229                 (6,881)
 Unearned deferred compensation                                                           -                   (336)
 Treasury stock                                                                    (111,620)              (111,078)
                                                                                -----------            -----------
  Total stockholders' equity                                                        830,747                713,508
                                                                                -----------            -----------
                                                                                $ 1,348,744            $ 1,306,735
                                                                                ===========            ===========

BELDEN CDT INC.
--------------------------------------------------------------------------------
ADJUSTED OPERATING RESULTS

================================================================================
(in thousands)
(unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide operating results adjusted for severance charges, accelerated depreciation, asset impairment, executive succession charges, merger-related costs, and tax reserve adjustments related to resolution of certain prior period tax contingencies. We utilize the adjusted results to review our ongoing operations without the effect of restructuring and related charges and for comparison to budgeted operating results. We believe these adjusted results are useful to investors because they help them compare our results to previous periods and provide insights into underlying trends in the business. Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.


                                                       AS
THREE MONTHS ENDED SEPTEMBER 24, 2006               REPORTED           ADJUSTMENTS         ADJUSTED
----------------------------------------          ------------         ------------      -------------
                                                (In thousands, except percentages and per share amounts)
Revenues                                          $   385,581           $       -          $  385,581

Gross profit                                      $    89,373           $   4,907          $   94,280
    as a percent of revenues                             23.2%                                   24.5%

Operating income                                  $    35,617           $   7,671          $   43,288
    as a percent of revenues                              9.2%                                   11.2%

Income from continuing operations                 $    24,386           $   2,271          $   26,657
    as a percent of revenues                              6.3%                                    6.9%

Income from continuing operations
    per diluted share                             $      0.50           $    0.04          $     0.54

THREE MONTHS ENDED SEPTEMBER 25, 2005
----------------------------------------

Revenues                                          $   316,480           $       -          $  316,480

Gross profit                                      $    74,002           $       -          $   74,002
    as a percent of revenues                             23.4%                                   23.4%

Operating income                                  $    18,018           $   9,673          $   27,691
    as a percent of revenues                              5.7%                                    8.7%

Income from continuing operations                 $     9,118           $   7,424          $   16,542
    as a percent of revenues                              2.9%                                    5.2%

Income from continuing operations
    per diluted share                             $      0.19           $    0.14          $     0.33


Adjustments for the three months ended September 24, 2006 included after-tax charges for severance and asset impairment of $4.9 million and $2.1 million, respectively, and a one-time tax benefit of $4.7 million.

Adjustments for the three months ended September 25, 2005 included after-tax charges for asset impairment, executive succession, and merger integration of $7.1 million, $0.6 million, and $0.5 million, respectively, and a one-time tax benefit of $0.9 million.

BELDEN CDT INC.
--------------------------------------------------------------------------------
ADJUSTED OPERATING RESULTS

================================================================================
(in thousands)
(unaudited)

                                                       AS
NINE MONTHS ENDED SEPTEMBER 24, 2006                REPORTED            ADJUSTMENTS        ADJUSTED
--------------------------------------------      ------------         ------------      -------------
                                                (In thousands, except percentages and per share amounts)
Revenues                                          $ 1,117,054           $       -          $1,117,054

Gross profit                                      $   254,965           $   8,067          $  263,032
    as a percent of revenues                             22.8%                                   23.5%

Operating income                                  $    99,376           $  14,393          $  113,769
    as a percent of revenues                              8.9%                                   10.2%

Income from continuing operations                 $    60,850           $   7,794          $   68,644
    as a percent of revenues                              5.4%                                    6.1%

Income from continuing operations
    per diluted share                             $      1.26           $    0.15          $     1.41

NINE MONTHS ENDED SEPTEMBER 25, 2005
--------------------------------------------

Revenues                                          $   914,186           $       -          $  914,186

Gross profit                                      $   209,063           $     700          $  209,763
    as a percent of revenues                             22.9%                                   22.9%

Operating income                                  $    49,028           $  18,240          $   67,268
    as a percent of revenues                              5.4%                                    7.4%

Income from continuing operations                 $    25,358           $  13,229          $   38,587
    as a percent of revenues                              2.8%                                    4.2%

Income from continuing operations
    per diluted share                             $      0.52           $    0.24          $     0.76


Adjustments for the nine months ended September 24, 2006 included after-tax charges for severance, asset impairment, and accelerated depreciation totaling $7.9 million, $3.6 million, and $1.1 million, respectively, and a one-time tax benefit of $4.7 million.

Adjustments for the nine months ended September 25, 2005 included after-tax charges for asset impairment, executive succession, merger integration, and severance totaling $7.1 million, $4.0 million, $2.4 million, and $0.5 million, respectively, and a one-time tax benefit of $0.9 million.